Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Information

The unaudited pro forma condensed consolidated financial statements were prepared to assist readers in understanding the nature and effects of the sale (the “Asset Sale”) by Interpace Diagnostics Group, Inc., formerly known as “PDI, Inc.” (the “Company”), on December 22, 2015 of substantially all of the assets, the goodwill and ongoing business comprising the Company’s Commercial Services segment (“Commercial Services Business”) pursuant to the Asset Purchase Agreement, dated as of October 30, 2015, by and between Publicis Touchpoint Solutions, Inc., now known as “Publicis Healthcare Solutions, Inc.” (the "Buyer"), and the Company (the “Asset Purchase Agreement”). The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2015, and for the years ended December 31, 2014 and December 31, 2013 have been prepared with the assumption that the Asset Sale was completed as of January 1, 2013. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2015 has been prepared with the assumption that the Asset Sale was completed as of the balance sheet date.

The unaudited pro forma condensed consolidated financial information is prepared in accordance with Article 11 of Regulation S-X. The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma condensed consolidated financial information to give effect to pro forma events that are (i) directly attributable to the Asset Sale, (ii) factually supportable, and (iii) with respect to the Unaudited Pro Forma Condensed Consolidated Statements of Operations, expected to have a continuing impact on the consolidated results.

The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the results of operations or the financial position which would have actually resulted if the Asset Sale had been completed on the dates indicated, or which may result in the future.

The unaudited pro forma financial information has been prepared by the Company based upon assumptions deemed appropriate by the Company’s management. An explanation of certain assumptions is set forth under the notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

INTERPACE DIAGNOSTICS GROUP, INC.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2015
(in thousands, except share data)

	Interpace Diagnostics Group, Inc.	Sale of Assets and Liabilities of the Commercial Services Business (e), (f)	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$8,955	$—	$5,120	(g)	$14,075
Short-term investments	108	—	—		108
Accounts receivable, net	12,308	(8,832)	—		3,476
Unbilled costs and accrued profits on contracts in progress	5,216	(5,123)	—		93
Other current assets	5,512	—	160	(o)	5,672
Total current assets	32,099	(13,955)	5,280		23,424
Property and equipment, net	2,818	(1,362)	—		1,456
Goodwill	15,666	—	—		15,666
Other intangible assets, net	44,478	—	—		44,478
Other long-term assets	4,226	—	4,279	(h)	8,505
Total assets	$99,287	$(15,317)	$9,559		$93,529

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,508	$—	$—		$4,508
Unearned contract revenue	5,112	(5,112)	—		0
Accrued salary and bonus	9,851	(6,318)	—		3,533
Other accrued expenses	12,055	(3,558)	(338)	(i)	8,159
Total current liabilities	31,526	(14,988)	(338)		16,200
Contingent consideration	25,909	—	—		25,909
Long-term debt, net of debt discount	27,911	—	(19,712)	(j)	8,199
Other long-term liabilities	8,080	—	(63)	(k)	8,017
Total liabilities	93,426	(14,988)	(20,113)		58,325

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	—	—	—		—

Common stock, $0.01 par value; 40,000,000 shares authorized; 17,434,900 shares issued, 16,715,799 shares outstanding	174	—	—		174
Additional paid-in capital	129,569	—	(3,709)	(l)	125,860
Accumulated deficit	(115,637)	(329)	26,592	(m)	(89,374)
Accumulated other comprehensive income	16	—	—		16
Treasury stock, at cost (719,101 shares)	(8,261)	—	6,789	(n)	(1,472)
Total stockholders' equity	5,861	(329)	29,672		35,204
Total liabilities and stockholders' equity	$99,287	$(15,317)	$9,559		$93,529

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

INTERPACE DIAGNOSTICS GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)

	Pro Forma Nine Months Ended September 30, 2015
	Interpace Diagnostics Group, Inc.	Sale of the Commercial Services Business (a)	Adjustments		Pro Forma

Revenue, net
Commercial Services	$104,408	$(104,408)	$—		$—
Interpace Diagnostics	6,876	—	—		6,876
Total revenue, net	111,284	(104,408)	—		6,876
Cost of revenue
Commercial Services	85,089	(85,089)	—		—
Interpace Diagnostics	5,224	—	—		5,224
Total cost of revenue	90,313	(85,089)	—		5,224

Gross profit	20,971	(19,319)	—		1,652

Sales and marketing	8,387	—	—		8,387
Research and development	1,646	—	—		1,646
General and administrative	20,936	(14,724)	67	(b)	6,279
Acquisition related amortization expense	2,825	—	—		2,825
Total operating expenses	33,794	(14,724)	67		19,137

Operating loss	(12,823)	(4,595)	(67)		(17,485)
Interest expense	(2,807)	—	2,238	(b)	(569)
Other expense, net	(76)	—	—		(76)
Loss from continuing operations before income tax	(15,706)	(4,595)	2,171		(18,130)
(Benefit) provision for income tax	(430)	(204)	—	(c)	(634)
Loss from continuing operations	$(15,276)	$(4,391)	$2,171		$(17,496)

Basic and diluted loss per share of common stock from:
Continuing operations	$(1.00)				$(1.00)

Weighted average number of common shares and common share equivalents outstanding:
Basic	15,301		2,247	(d)	17,548
Diluted	15,301		2,247	(d)	17,548

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

INTERPACE DIAGNOSTICS GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)

	Pro Forma Year Ended December 31, 2014
	Interpace Diagnostics Group, Inc.	Sale of the Commercial Services Business (a)	Adjustments		Pro Forma

Revenue, net
Commercial Services	$118,461	$(118,461)	$—		$—
Interpace Diagnostics	1,474	—	—		1,474
Total revenue, net	119,935	(118,461)	—		1,474
Cost of revenue
Commercial Services	100,126	(100,126)	—		—
Interpace Diagnostics	1,268	—	—		1,268
Total cost of revenue	101,394	(100,126)	—		1,268

Gross profit	18,541	(18,335)	—		206

Sales and marketing	336	—	—		336
Research and development	92	—	—		92
General and administrative	28,724	(18,646)	(21)	(b)	10,057
Acquisition related amortization expense	773	—	—		773
Asset impairments	2,086	—	—		2,086
Total operating expenses	32,011	(18,646)	(21)		13,344

Operating (loss) income	(13,470)	311	21		(13,138)
Interest expense	(602)	—	487	(b)	(115)
Other expense, net	(68)	—	—		(68)
(Loss) income from continuing operations before income tax	(14,140)	311	508		(13,321)
Benefit for income tax	(4,738)	(292)	—	(c)	(5,030)
(Loss) income from continuing operations	$(9,402)	$603	$508		$(8,291)

Basic and diluted loss per share of common stock from:
Continuing operations	$(0.63)				$(0.48)

Weighted average number of common shares and common share equivalents outstanding:
Basic	14,901		2,247	(d)	17,148
Diluted	14,901		2,247	(d)	17,148

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

INTERPACE DIAGNOSTICS GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)

	Pro Forma Year Ended December 31, 2013
	Interpace Diagnostics Group, Inc.	Sale of Commercial Services Business (a)	Adjustments		Pro Forma

Revenue, net
Commercial Services	$146,534	$(146,534)	$—		$—
Interpace Diagnostics	—	—	—		—
Total revenue, net	146,534	(146,534)	—		—
Cost of revenue
Commercial Services	122,737	(122,737)	—		—
Interpace Diagnostics	292	—	—		292
Total cost of revenue	123,029	(122,737)	—		292

Gross profit	23,505	(23,797)	—		(292)

General and administrative	24,942	(22,180)	—		2,762
Total operating expenses	24,942	(22,180)	—		2,762

Operating loss	(1,437)	(1,617)	—		(3,054)
Interest expense	—	—	—		—
Other expense, net	(59)	—	—		(59)
Loss from continuing operations before income tax	(1,496)	(1,617)	—		(3,113)
Provision for income tax	180	(180)	—		—
Loss from continuing operations	$(1,676)	$(1,437)	$—		$(3,113)

Basic and diluted loss per share of common stock from:
Continuing operations	(0.11)				(0.18)

Weighted average number of common shares and common share equivalents outstanding:
Basic	14,718		2,247	(d)	16,965
Diluted	14,718		2,247	(d)	16,965

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

INTERPACE DIAGNOSTICS GROUP, INC.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands)

1.	ASSET SALE

On December 22, 2015, the Company completed its previously announced sale of substantially all of the assets, the goodwill and ongoing business comprising the Company’s Commercial Services Business to the Buyer pursuant to the Asset Purchase Agreement for an aggregate cash purchase price at the closing of $28,374,182 (the “Closing Purchase Price”), subject to a post-closing working capital adjustment, and the assumption by the Buyer of certain specified liabilities. The Closing Purchase Price includes a $25,467,182 cash payment (the “Base Cash Payment”) and an estimated closing date working capital adjustment cash payment. The Closing Purchase Price does not include a cash payment that would have become payable upon the entry prior to the closing by the Company into a binding contract with one of its prospective clients (the “Triggering Event”) because the Triggering Event did not occur, and, as a result and pursuant to the Asset Purchase Agreement, the Buyer did not purchase the portion of the Commercial Services Business that principally relates to the provision of services for multiple non-competing brands for different clients. Under the Asset Purchase Agreement, the Company is also entitled to receive an earn-out payment in 2017 equal to one-third of the 2016 revenues generated by the Commercial Services Business under certain specified contracts and client relationships, less the amount of the Base Cash Payment.

2.	UNAUDITED PRO FORMA ADJUSTMENTS

The following notes describe the basis for and/or assumptions regarding certain of the pro forma adjustments included in the Company’s unaudited pro forma condensed consolidated financial statements:

(a)     The amounts being eliminated represent the revenues, cost of revenues, and operating and other expenses that are attributable to the sale of the Commercial Services Business.

(b)     Amount represents the expenses associated with the Credit Agreement, dated October 31, 2014 (the “Credit Agreement”), by and among the Company, SWK Funding LLC and the financial institutions party thereto from time to time as lenders that would not have been incurred assuming a portion of the net proceeds from the Asset Sale was used to repay outstanding borrowings under the Credit Agreement as of the beginning of the period presented. The expenses include the amortization of deferred costs and loan origination fees, which are recorded as General and administrative expenses, and interest expense and the accretion of exit fees, which are recorded as Interest expense. The remaining amount of interest expense primarily represents interest on the Non-Negotiable Subordinated Secured Promissory Note, dated October 31, 2014, as amended, in favor of RedPath Equityholder Representative, LLC to former equityholders of RedPath Integrated Pathology, Inc. (the “RedPath Equityholders”).

(c)      Due to the existence of both, current year operating losses and net operating loss carryforwards for the Company, any income tax expense resulting from the Asset Sale would be offset. Therefore, no pro forma adjustment for income tax expense has been presented in connection with the Asset Sale.

(d)     Weighted average shares outstanding have been adjusted as of September 30, 2015 to reflect the accelerated vesting of shares held by employees and directors upon the completion of the Asset Sale and the acceleration, resulting from the change in control, of the issuance of 500,000 shares of the Company’s common stock due to former RedPath Equityholders pursuant to the Contingent Consideration Agreement the Company entered into on October 31, 2014 in connection with its acquisition of RedPath Integrated Pathology, Inc.

(e)     Represents the disposition of the assets and liabilities that are being transferred as part of the Asset Sale.

(f)     Net book value of the Commercial Services Business:

Commercial Services Business assets to be sold	$15,317
Commercial Services Business liabilities to be assumed	(14,988)
Net book value of Commercial Services Business	$329

(g)     To record sales proceeds, net of estimated closing costs, for the sale of assets and liabilities of the Commercial Services Business, less the assumed repayment of outstanding borrowings under the Credit Agreement. The cash proceeds were calculated based on management’s estimate of the probability of certain scenarios as defined in the Asset Purchase Agreement.

Cash proceeds	$25,467
Working capital adjustment	3,067
Receivable from Buyer on withholding of NJ Bulk Sales Tax	(160)
Transaction costs to be incurred at closing (bank fees, legal, accounting, investment banking)	(1,643)
Sales proceeds at closing, net	$26,731
Less: repayment of outstanding borrowing under Credit Agreement	(20,000)
Less: payment of exit and prepayment fees due under Credit Agreement	(1,611)
Net cash from Sale of Commercial Services Business	$5,120

(h)      Adjustments to Other long-term assets:

Contingent consideration from the Asset Sale. Represents the present value of the portion of the sale price subject to an earn-out arrangement related to the revenues generated by the Commercial Services Business in 2016.	$4,452
Accelerated amortization of deferred financing costs capitalized under Credit Agreement	(173)
$4,279

(i)     Adjustment to Other Accrued Expenses:

Reversal of interest payable under Credit Agreement	(338)
$(338)

(j)     Adjustments to Long-term debt:

Repayment of outstanding borrowing under Credit Agreement	$(20,000)
Accelerated amortization of loan origination fees capitalized under Credit Agreement	288
$(19,712)

(k)     Adjustment to Long-term liabilities:

Bank fee relating to contingent consideration	$122
Reversal of accretion of exit fees under Credit Agreement	(185)
$(63)

(l)     Adjustments to Additional paid-in-capital:

Stock compensation expense resulting from accelerated vesting	$3,080
Issuance of 500,000 shares to former RedPath Equityholders resulting from accelerated vesting due to change in control	(6,789)
$(3,709)

(m)     Adjustments to Accumulated deficit:

Cash proceeds, excluding net liabilities disposed of	$25,467
Transaction costs, exit and prepayment fees due under Credit agreement	(3,254)
Contingent consideration and accelerated amortization of fees capitalized under Credit Agreement	4,279
Working capital adjustment and reversal of interest payable under Credit Agreement	3,405
Accelerated amortization of deferred financing costs capitalized under Credit Agreement	(288)
Bank fee relating to contingent consideration	(122)
To reverse accretion of exit fees under Credit Agreement	185
Stock compensation expense resulting from accelerated vesting	(3,080)
$26,592

(n)     Adjustments to Treasury Stock:

Issuance of 500,000 shares to former RedPath Equityholders resulting from accelerated vesting due to change in control	$6,789

(o)     Adjustments to other current assets:

Receivable from Buyer on withholding of NJ Bulk Sales Tax	$160